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ANNUAL COMPLIANCE STATEMENT

CERTIFICATION

GS Mortgage Securities Trust 2016-GS, Commercial Mortgage Pass-Through Certificates,

Series 2016-GS2 (the “Trust”)

I, William A. Clarkson, on behalf of Torchlight Loan Services, LLC, as General Special Servicer (the “Certifying Servicer”), certify to GS Mortgage Securities Corporation II and each Other Depositor and their respective officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1. I (or Servicing Officers under my supervision) have reviewed the Certifying Servicer’s activities for the fiscal year 2019 (the “Reporting Period”) and the Certifying Servicer’s performance under the Pooling and Servicing Agreement; and

2. To the best of my knowledge, based on such review, the Certifying Servicer has fulfilled all of its obligations under the Pooling and Servicing Agreement in all material respects throughout the Reporting Period.

Capitalized terms used but not defined herein have the meanings set forth in the Pooling and Servicing Agreement.

Date:      February 28, 2020

TORCHLIGHT LOAN SERVICES, LLC, as General

Special Servicer

By: /s/ William A. Clarkson

Name: William A. Clarkson

Title: Authorized Signatory